NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

GLOBAL ARENA HOLDINGS, INC.
$52,000.00 PURCHASE PRICE
TWELVE PERCENT (12%) CONVERTIBLE NOTE
JUNE 30, 2015
Originally Dated May 22, 2015

THIS NOTE (the "Note") is a duly authorized Convertible Note of Global Arena Holdings, Inc., a Delaware corporation (the "Company").

WHEREAS, on May 22, 2015, the Holder, described herein, and the Company agreed to a promissory note for twenty five thousand dollars ($25,000.00). This Note hereby consolidates the original principal owed of twenty five thousand dollars ($25,000.00) with additional funding made by the Holder amounting to an additional twenty seven thousand dollars ($27,000.00). This Note hereby memorializes the sum total of fifty two thousand dollars ($52,000.00) owed to the Holder.

THEREFORE, FOR VALUE RECEIVED, the Company promises to pay Capitoline Ventures II, LLC (the "Holder"), the principal sum of Fifty Two Thousand Dollars and No Cents ($52,000.00) (the "Principal Amount") or such lesser principal amount following the conversion or conversions of this Note in accordance with Paragraph 2 (the "Outstanding Principal Amount") on May 22, 2016 (the "Maturity Date"), and to pay interest on the Outstanding Principal Amount ("Interest") in a lump sum on the Maturity Date, at the rate of Twelve Percent (12%) per Annum (the "Rate") from the date of issuance.

Accrual of Interest shall commence on the date of this Note and continue until the Company repays or provides for repayment in full the Outstanding Principal Amount and all accrued but unpaid Interest. Accrued and unpaid Interest shall bear Interest at the Rate until paid, compounded monthly. The Outstanding Principal Amount of this Note is payable on the Maturity Date in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time. The Company may prepay principal and interest on this Note at any time before the Maturity Date. The Company will pay the Outstanding Principal Amount of this Note on the Maturity Date, free of any withholding or deduction of any kind (subject to the provision of paragraph 2 below), to the Holder as of the Maturity Date and addressed to the Holder at the address appearing on the Note Register.

This Note is subject to the following additional provisions:

1. All payments on account of the Outstanding Principal Amount of this Note and all other amounts payable under this Note (whether made by the Company or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, cost, and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called "Taxes").

2. The Holder of this Note is entitled, at its option, at any time after the issuance of this Note, to convert all or any lesser portion of the Outstanding Principal Amount and accrued but unpaid Interest into Common Stock at lowest of a) .25 cents or b) conversion price equal to a 50% discount from the lowest trade price in the twenty (20) trading days prior to the day that the Holder requests conversion, unless otherwise modified by mutual agreement between the Parties (the "Conversion Price"), provided that if the lowest trade price for the common stock on the Clearing Date (defined below) is lower than that initially issued, then the Conversion Price shall be adjusted such that the Discount shall be taken from the closing trade price on the Clearing Date, and the Company shall issue additional shares to Holder to reflect such adjusted conversion price, and (iii) the Replacement Note shall have a limitation on conversion equal to 9.99% of the Company's outstanding common stock. Upon the exercise of any conversion, the Holder shall duly notify the Company whether principal or interest is being converted. (The Common stock into which the Note is converted shall be referred to in this agreement as "Conversion Shares.") If the Company's Common stock is chilled for deposit at DTC, becomes chilled at any point while this Agreement remains outstanding or deposit otherwise additional fees due to a Yield Sign, Stop Sign or other trading restrictions, an additional 10% discount will be attributed to the Conversion Price defined hereof and the conversion dollar amount per conversion shall be reduced by a flat fee of $1,500.00 shall be charged to the Company to cover costs associated with the deposit of chilled stocks for each conversion. The Company will not be obligated to issue fractional Conversion Shares. For purpose of this section, the closing trade price of the Common Stock shall be the closing trade price as reported by the Nasdaq Stock Market, or the closing trade price in the over-the-counter market or, if the Common Stock is listed on another stock market or exchange, the closing trade price on such exchange as reported in the Wall Street Journal. In the event that holder elects to convert the note in part, the conversion price for each conversion event shall be calculated at the time of conversion in part. The Holder may convert this Note into Common Stock by surrendering the Note to the Company, with the form of conversion notice attached to the Note as Exhibit B, executed by the Holder of the Note evidencing such Holder's intention to convert the Note. For purposes of this Agreement, the Clearing Date shall be on the date in which the conversion shares are deposited into the Holder's brokerage account and Holder's broker has confirmed with Holder the Holder may execute trades of the conversion shares. The clearing date and timing will be controlled by Holder when the selling of shares starts and will be reported to Company as the clearing date and Company will issue reset shares if needed.

The Company will not issue fractional shares or script representing fractions of shares of Common Stock on conversion, but the Company will round the number of shares of Common Stock issuable up to the nearest whole share. The date on which a Notice of Conversion is given shall be deemed to be the date on which the Holder notifies the Company of its intention to so convert by delivery, by facsimile transmission, email, or otherwise, of a copy of the Notice of Conversion. Notice of Conversion may be sent by email to the Company, attn: CEO. The Holder will deliver this Note, together with original executed copy of the Notice of Conversion, to the Company within three (3) business days following the Conversion Date. At the Maturity Date, the Company will pay any unconverted Outstanding Principal Amount and accrued Interest thereon, at the option of the Company, in either (a) cash or (b) Common Stock valued at a price equal to the Conversion Price determined as if the Note was converted in accordance with its terms into Common Stock on the Maturity Date.

Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (3 Trading days) the Borrower shall pay to the Holder $1,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interfere with such conversion right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained in this section are justified.

3. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to the payment of the Outstanding Principal Amount of this Note at the Maturity Date, and in the coin or currency herein prescribed. This Note and all other Notes now or hereafter issued on similar terms are direct obligations of the Company. In the event of any liquidation, reorganization, winding up or dissolution, repayment of this Note shall not be subordinate in any respect to any other indebtedness of the Company outstanding as of the date of this Note or hereafter incurred by the Company.

   Such non-subordination shall extend without limiting the generality of the foregoing, to all indebtedness of the Company to banks, financial institutions, other secured lenders, equipment lessors and equipment finance companies, but shall exclude trade debts. Any warrants, options or other securities convertible into stock of the Company issued before the date hereof shall rank pari passu with the Note in all respects

4. If at any time or from time to time after the date of this Note, the Common Stock issuable upon the conversion of the Note is changed into the same or different numbers of shares of any class or classes of stock, whether by recapitalization or otherwise, then in each such event the Holder shall have the right thereafter to convert the Note into the kind of security receivable in such recapitalization, reclassification or other change by holders of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

5. If one or more of the "Events of Default" as described in the Agreement shall occur, the Company agrees to pay all costs and expenses, including reasonable attorney's fees, which the Holder may incur in collecting any amount due under, or enforcing any terms of, this Note.

6. Prepayment. At any time that the Note remains outstanding, upon three (3) business days' written notice (the "Prepayment Notice") to the Holder, the Company may pay 150% of the entire Outstanding Principal Amount of the Note plus any accrued but unpaid Interest. If the Company gives written notice of prepayment, the Holder continues to have the right to convert principal and interest on the Note into Conversion Shares until three (3) business days elapses from the Prepayment Notice.

7. The Company covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, unless waived by the Holder or subsequent Holder in writing, the Company shall:

   give prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in a materially adverse change in its financial condition or operations;

   give prompt notice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a Material Adverse Effect (as defined in the Note Purchase Agreement) on the financial condition of the Company;

   at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Note into Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Outstanding Principal Amount of this Note into Common Stock.

8. Upon receipt by the Company of evidence from the Holder reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note:

   i. in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent, or

   ii. (ii) in the case of mutilation, upon surrender and cancellation of this Note, then the Company at its expense will execute and deliver to the Holder a new Note, dated the date of the lost, stolen,

destroyed or mutilated Note, and evidencing the outstanding and unpaid principal amount of the lost, stolen, destroyed or mutilated Note.

9. At any time that the Note remains outstanding, upon three business days' written notice (the Prepayment Notice") to the Investor, the Company may pay 150% of the entire outstanding principal amount of the Note plus any accrued but unpaid interest. If the Company gives written notice of prepayment, the Investor continues to have the right to convert principal and interest on the Note into Conversion Shares until three business days elapses from the Prepayment Notice.

   i. If, at any time the Note is outstanding, the Company issues Common Stock, or grants options or warrants, at a price per share that is less than the Conversion Price on the date of such issuance or grant, the Conversion Price will be adjusted to such lower price for the remainder of the term of the Note.

   ii. If the Company defaults, as defined in herein, below, the Investor shall have the right to call for adequate assurances from the Company reasonable and prudent as circumstances warrant. Failure to produce such adequate assurances within a reasonable time shall result in the default remedies detailed below.

10. A default shall be deemed to have occurred upon any one of the following events:

   i. Any of the representations or warranties made by the Company shall be false or misleading in any material respect at the time made; or

   ii. if Company shall fail to maintain disclosure of Current Public Information as that term is defined in Rule 144(c) of the Securities Act of 1933; or

   iii. Company filing for bankruptcy protection under the federal bankruptcy laws, the calling of a meeting of creditors, or any act of insolvency under any state law regarding insolvency, without written notification to the Investor within five business days of such filing, meeting or action; or

   iv. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

   v. The Company fails to issue shares of Common Stock to the Holder (or announces or threatens in that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Company directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring or issuing (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion; or

   vi. Failure to pay the principal and unpaid but accrued interest on the Note when due; or

vii. Any dissolution, liquidation, or winding up of Company or any substantial portion of its business; or

viii. Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company's ability to continue as a "going concern" shall not be an admission that the Company cannot pay its debts as they become due; or

ix. The Company or any subsidiary shall default in any of its material obligations under any other note or any mortgage, credit agreement, loan agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any leasing or factoring arrangement of the Company or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

x. Any guarantor shall default in any of their obligations under any note, mortgage, credit agreement, loan agreement or other agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

xi. The failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future); or

xii. The Company will not incur any indebtedness, other than indebtedness incurred in the ordinary course of business or outstanding the date hereof, unless such indebtedness is subordinated to the prior payment in full of this Note on terms reasonably satisfactory to the Lender; or

xiii. The Company effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder; or

xiv. The Company's shares of Common Stock are suspended from trading or delisted from trading on the Over the Counter Market, including pink sheets, OTCBB, or any other exchanges; or

xv. In the event that the Company proposes to replace its transfer agent, the Company fails to provide, prior to the effective date of such replacement, fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocable reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Holder and the Company; or

xvi. the Company requests an extension of the payment terms hereof during the term of the Note; or

xvii. The failure by Company to pay any and all Post-Closing Expenses as defined herein under paragraph 16.

11. Upon the occurrence and during the continuation of any Event of Default specified in paragraph 10 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN PARAGRAPH 10(vi), THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE COMPANY SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF

ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT SPECIFIED UNDER PARAGRAPH 10 EXERCISABLE THROUGH DELIVERY OF A WRITTEN NOTICE TO THE COMPANY BY SUCH HOLDER (THE "DEFAULT NOTICE"), COMPANY SHALL AUTHORIZE, BY VIRTUE OF DEFAULT, HOLDER TO DIRECT THE TRANSFER AGENT TO ISSUE CONVERSION SHARES PER THE TERMS OF THIS AGREEMENT AND THE PROMISSORY NOTE ATTACHED HERETO. If the Company fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.

12. The Company hereby renews and affirms the Debt as a legally binding obligation of the Company, regardless of any termination date or statute of limitation, and hereby extends the Debt for one year from the date of this Agreement, or until the satisfaction of the Debt with all accrued interest.

13. The Company hereby grants the right to the Investor, at Investor's expense, to require Company to register any and all issuances, past, present and future, directly connected to this specific Debt. If the Investor shall request the registration, the Company shall begin the registration process within 30 days and the Investor shall have the following rights:

14. If the Investor shall invoke his rights under paragraph 13of this Agreement, the Company will shall reimburse to the Investor all fees, costs, and disbursements, inclusive of attorney's fees, paid for by Investor, in common stock under the same terms and conditions provided for herein.

15. The Company's counsel has provided an opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption.

16. The Company will bear any and all miscellaneous expenses that may arise as a result of this Agreement post-closing. These expenses include, but are not limited to, the cost of legal opinion production, overnight deliveries, transfer agent fees, equity issuance fees, additional fees for deposit of "chilled" or otherwise trade restricted securities with brokerage firms for the Investor. The failure to pay any and all Post-Closing Expenses will be deemed a default as described in paragraph 10 herein. At Investors discretion, any accrued costs paid by Investor may be drawn from the dollar amount of any conversion of the Promissory Note.

17. The Company hereby represents and warrants the following:

    i. The Company will reserve for issuance sufficient shares of authorized but unissued Common Stock for the issuance of the Conversion Shares in accordance with the terms of this Agreement.

    ii. All funds advanced to Company by the Holder and all services rendered by the Holder constituting the Debt have been fully rendered for legitimate business purposes.

    iii. Upon conversion at any time following the date hereof, the shares converted in accordance with this Agreement shall be issued unrestricted pursuant to exemptions provided under Rule 144, Regulation D, and/or other available exemptions.

18. If any term in this Note is found by a court of competent jurisdiction to be unenforceable, then the entire Note shall be rescinded, the consideration proffered by the Holder for the remaining Debt acquired by the

Holder not converted by the Holder in accordance with this Note shall be returned in its entirety and any Conversion Shares in the possession or control of the Investor shall be returned to the Company.

19. Company hereby acknowledges and agrees that Holder may, at its own discretion, assign this Note, in whole or in part, as it sees fit and for whatever consideration it deems acceptable.

20. The Note and the Agreement between the Company and the Holder (including all Exhibits thereto) constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

21. This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized, as of the date first written above.

Global Arena Holdings, Inc.
a Delaware corporation

By: ______________________
Name: JOHN S. MATTHEWS
Title: CHAIRMAN

NOTICE OF CONVERSION

The undersigned hereby elects to convert $_______________ principal amount of the Note (defined below) into Shares of Common Stock of GLOBAL ARENA HOLDINGS, INC., a DELAWARE Corporation (the **"Borrower")** according to the conditions of the convertible Notes of the Borrower dated as of June 3, 2015 (the **"Notes")**, as of the date written below. No fee will be charged to the Holder or Holder's Custodian for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (**"DWAC Transfer")**.

Name of DTC Prime Broker: __________

Account Number: __________

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below:

Capitoline Ventures II, LLC
EIN #: __________

Date of Conversion: ______________________________

Conversion Price: ______________________________

Shares to Be Delivered: ______________________________

Outstanding Shares: ______________________________

Is this Conversion Below 9.99%: ________ Yes ________ / ________ No

Remaining Principal Balance Due After This Conversion: ______________________________

Signature

____

Print Name: Robert Roever